EXHIBIT 99.1


I,  Timothy J. Owens, Principal Executive Officer of QT 5, Inc., certify that:

         1. This annual report on Form 10-KSB of QT 5, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of QT 5, Inc.


Dated: April 15, 2003

                           /s/ Timothy J. Owens
                           -------------------------------------
                           Timothy J. Owens, Principal Executive Officer